Exhibit 5.1

Facsimile: 202.887.0763
2100 L Street, NW SUITE 900 Washington DC 20037 Telephone: 202.887.1500 Facsimile: 202.887.0763 www.mofo.com	morrison & foerster llp austin, beijing, berlin, boston, brussels, denver, hong kong, london, los angeles, new york, palo alto, san diego, san francisco, shanghai, singapore, tokyo, washington, d.c.

February 14, 2023

Board of Directors

UDR, Inc.

1745 Shea Center Drive, Suite 200

Highlands Ranch, Colorado 80129

Re:UDR, Inc. and United Dominion Realty, L.P. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to UDR, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company and United Dominion Realty, L.P., a Delaware partnership (the “Operating Partnership”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of an indeterminate amount of (i) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), (ii) shares of the Company’s preferred stock, without par value (“Preferred Stock”), (iii) depositary shares representing Preferred Stock (“Depositary Shares”) and evidenced by depositary receipts (“Depositary Receipts”), (iv) debt securities of the Company (“Debt Securities”), which may be senior, senior subordinated or junior subordinated, which may be guaranteed by certain of the Company’s subsidiaries, including the Operating Partnership (“Guarantees of Debt Securities” or “Guarantees”), and which may be convertible into Common Stock or Preferred Stock, (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”), (vi) subscription rights to purchase Common Stock, Preferred Stock, Depositary Share, Debt Securities or other securities (“Subscription Rights”), (vii) contracts to purchase Common Stock (“Stock Purchase Contracts”) and (viii) stock purchase units consisting of Stock Purchase Contracts and debt securities or debt obligations of third parties or any other securities contemplated in the Registration Statement (“Stock Purchase Units,” and together with Debt Securities, Guarantees of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights and Stock Purchase Contracts, the “Securities”). The Securities being registered under the Registration Statement

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February 14, 2023

will be offered by the Company on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Company will issue the Securities in accordance with resolutions adopted by the Board of Directors or any duly authorized committee thereof, or, with respect to the Guarantees of Debt Securities, in accordance on the terms specified by action of the Operating Partnership or the Company acting on behalf of the Operating Partnership as General Partner or the action of another subsidiary of the Company, and, prior to the issuance of Common Stock or Preferred Stock (including any Depositary Shares), the Company will have available for issuance the requisite number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be. Appropriate certificates representing shares of Common Stock and Preferred Stock, as the case may be, will be executed and delivered upon issuance and sale of any shares of Common Stock or Preferred Stock (including any Depositary Shares), and will comply with the Company’s Articles of Restatement, as amended (the “Articles”), the Company’s Amended and Restated Bylaws (the “Bylaws”) and applicable law.

Any Depositary Shares will be issued under a valid and legally binding deposit agreement (each, a “Deposit Agreement”) that conforms to the description thereof set forth in the applicable prospectus or prospectus supplement, and will comply with the Articles, the Bylaws and applicable law. Appropriate Depositary Receipts representing Depositary Shares will be executed and delivered prior to or upon the issuance and sale of any Depositary Shares and will comply with the Articles, the Bylaws and applicable law.

The Debt Securities are to be issued from time to time pursuant to either (i) the senior indenture, dated as of November 1, 1995 (the “Senior Indenture”), between the Company (successor by merger to United Dominion Realty Trust, Inc., a Virginia corporation) and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association, successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank of Virginia), as trustee (the “Trustee”), or (ii) the subordinated indenture, dated as of August 1, 1994 (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), between the Company (successor by merger to United Dominion Realty Trust, Inc., a Virginia corporation) and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association, successor trustee to Crestar Bank), as trustee, as amended or supplemented from time to time. Appropriate debentures, notes and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indentures and, if required by the Indentures, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Debt Securities and will comply with the applicable Indenture and the Articles, the Bylaws and applicable law.

The Guarantees of Debt Securities are to be issued from time to time pursuant to (i) the Guaranty of the Operating Partnership with respect to the Senior Indenture, dated as of

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February 14, 2023

September 30, 2010 (the “Senior Guaranty”), or (ii) one or more other guaranties or guarantee agreements to be entered into between the Company and one or more guarantors to be identified therein, which may include certain of the Company’s subsidiaries other than the Operating Partnership (each, an “Additional Guaranty,” and together with the “Senior Guaranty,” the “Guarantee Agreements” and each, a “Guarantee Agreement”). Any Guarantees of Debt Securities will be a valid and binding agreement that conforms to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement, and will comply with the Articles, the Bylaws and applicable law.

The Warrants are to be issued from time to time pursuant to (i) one or more indentures to be entered into between the Company and a trustee named therein (each, a “Warrant Indenture”) or (ii) one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by the Company and one or more institutions, as warrant agents (each, a “Warrant Agent”), each to be identified in the applicable Warrant Agreement. The Warrant Indenture or Warrant Agreement, as the case may be, will conform to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement, and will comply with the Articles, the Bylaws and applicable law.

The Subscription Rights are to be issued from time to time pursuant to (i) one or more subscription rights certificates (each, a “Subscription Rights Certificate”) or (ii) one or more subscription rights agreements (each, a “Subscription Rights Agreement”) to be entered into by the Company and one or more institutions, as subscription agents (each, a “Subscription Agent”), each to be identified in the applicable Subscription Agreement. The Subscription Rights will conform to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement, and will comply with the Articles, the Bylaws and applicable law.

The Stock Purchase Contracts are to be issued from time to time pursuant to one or more stock purchase contract agreements or governing instruments or other agreements (each, a “Stock Purchase Contract Agreement”) to be entered into by the Company and one or more institutions, as stock purchase contract agent (each, a “Stock Purchase Contract Agent”), each to be identified in the applicable Stock Purchase Contract Agreement, on behalf of the holders from time to time of the Stock Purchase Contracts. The Stock Purchase Contracts will conform to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement, and will comply with the Articles, the Bylaws and applicable law.

The Stock Purchase Units are to be issued from time to time pursuant to one or more stock unit agreements (each, a “Stock Unit Agreement”) to be entered into by the Company, one or more institutions, as stock unit agents (each, a “Stock Unit Agent”), each to be identified in the applicable Stock Unit Agreement, and the holders from time to time of the Stock Purchase Units. The Stock Purchase Units will conform to the description thereof set forth in the

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February 14, 2023

applicable prospectus or the applicable prospectus supplement, and will comply with the Articles, the Bylaws and applicable law.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and officers of the Company, made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Registration Statement, to be filed with the Commission in accordance with the provisions of the Securities Act and regulations of the Commission thereunder. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed (a) that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents, (b) the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party, (c) that such documents constitute the legal, valid and binding obligations of each such party, and (d) the integrity and completeness of the minute books of the Company presented to us for examination. For purposes of this opinion, we also have assumed that the Securities will not be issued in violation of the ownership limit contained in the Articles or any comparable provision in the Articles Supplementary (as defined below).

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

1.	The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.
2.	Limitations imposed by general principles of equity upon the availability of equitable remedies, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material.
3.	We express no opinion as to the applicability of any regulatory statute, or rule or regulation of any regulatory agency, to the Company or the Operating Partnership, or the effect of any such statute, rule or regulation on the opinions expressed herein.
4.	We express no opinion as to compliance with applicable antifraud statutes, and rules or regulations of applicable foreign, state and federal laws concerning the issuance or sale

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February 14, 2023

of the Securities.
5.	Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.	When the Registration Statement has become effective under the Securities Act, when the terms of the sale and issuance of the shares of Common Stock have been established in conformity with the Articles and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and when the shares of Common Stock have been duly issued and sold as contemplated by the Registration Statement and consideration therefore has been received by the Company, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.
2.	When the Registration Statement has become effective under the Securities Act, when appropriate articles supplementary to the Articles relating to the class or series of shares of Preferred Stock to be sold under the Registration Statement (in each case, the “Articles Supplementary”) have been duly approved by the Board of Directors of the Company or a duly authorized committee thereof and the Articles Supplementary have been filed with and accepted for record by the State Department of Assessments and Taxation of Maryland, when the terms of the sale and issuance of the such class or series of Preferred Stock have been duly established in accordance with the Articles and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and when the shares of Preferred Stock of such class or series have been duly issued and sold as contemplated by the Registration Statement and consideration therefore has been received by the Company, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.
3.	When the Registration Statement has become effective under the Securities Act, when the Depositary Shares have been duly authorized by the Board of Directors of the Company or a duly authorized committee thereof, when a Deposit Agreement relating to such Depositary Shares has been duly authorized, executed and delivered by the

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February 14, 2023

Company, when the terms of such Depositary Shares and of their sale and issuance have been duly established in conformity with the Articles, the Bylaws and the Deposit Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and when such Depositary Shares have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Depositary Shares will be duly authorized and constitute valid and legally binding obligations of the Company.
4.	When the Registration Statement has become effective under the Securities Act, when the terms of the Debt Securities to be issued under the applicable Indenture and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and when the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, the Debt Securities will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the applicable Indenture.
5.	When the Registration Statement has become effective under the Securities Act, when a Guarantee has been duly authorized by the Operating Partnership or another subsidiary of the Company, when such Guarantee has been duly executed and delivered by the Operating Partnership or another subsidiary of the Company, when the terms of such Guarantee and of its issuance have been duly established in conformity with the Amended and Restated Agreement of Limited Partnership of the Operating Partnership or the organizational documents of another subsidiary of the Company, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Operating Partnership, the Company or another subsidiary of the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Operating Partnership, the Company or another subsidiary of the Company, and when such Guarantee has been duly issued as contemplated by the Registration Statement and consideration therefor has been received, such Guarantee will be duly authorized and constitute a valid and legally binding obligation of the Operating Partnership or another subsidiary of the Company

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February 14, 2023

6.	When the Registration Statement has become effective under the Securities Act, when the terms of the Warrants to be issued under the applicable Warrant Indenture or Warrant Agreement and of their issuance and sale have been duly established in conformity with the applicable Warrant Indenture or Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and when the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Indenture or Warrant Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, the Warrants will constitute valid and legally binding obligations of the Company. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of a Stock Purchase Unit or upon exercise or otherwise pursuant to the terms of any other Securities
7.	When the Registration Statement has become effective under the Securities Act, when the terms of the Subscription Rights to be issued under the applicable Subscription Rights Certificate or Subscription Rights Agreement and of their issuance and sale have been duly established in conformity with the applicable Subscription Rights Certificate or Subscription Rights Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and when the Subscription Rights have been duly executed and authenticated in accordance with the applicable Subscription Rights Certificate or Subscription Rights Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, the Subscription Rights will constitute valid and legally binding obligations of the Company. The Subscription Rights covered by the opinion in this paragraph include any Subscription Rights that may be issued as part of a Stock Purchase Unit or upon exercise or otherwise pursuant to the terms of any other Securities.
8.	When the Registration Statement has become effective under the Securities Act, when the terms of the applicable Stock Purchase Contract Agreement or governing instruments or other agreements under which certain of the Stock Purchase Contracts are to be issued have been duly established and the applicable Stock Purchase Contract Agreement has been duly executed and delivered, when the terms of such Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract Agreement and when such

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February 14, 2023

Stock Purchase Contracts have been duly executed and authenticated in accordance the applicable Stock Purchase Contract Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company. The Stock Purchase Contracts covered by the opinion in this paragraph include any Stock Purchase Contracts of the Company that may be issued as part of a Stock Purchase Unit or upon exercise or otherwise pursuant to the terms of any other Securities.
9.	When the Registration Statement has become effective under the Securities Act, when the terms of the applicable Stock Unit Agreement under which certain of the Stock Purchase Units of the Company are to be issued have been duly established and the applicable Stock Unit Agreement has been duly executed and delivered, when the terms of such Stock Purchase Units and of their issuance and sale have been duly established in conformity with the applicable Stock Unit Agreement and when such Stock Purchase Units have been duly executed and authenticated in accordance with the applicable Stock Unit Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, such Stock Purchase Units will constitute valid and legally binding obligations of the Company. The Stock Purchase Units covered by the opinion in this paragraph include any Stock Purchase Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Maryland, the Commonwealth of Virginia and the federal laws of the United States of America, as in effect on the date hereof.

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February 14, 2023

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company and the Operating Partnership with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP